Exhibit 10.5
PIER 1 IMPORTS, INC.
SUPPLEMENTAL RETIREMENT PLAN
RESTATED AS OF JANUARY 1, 2005

(i)

(ii)

PIER 1 IMPORTS, INC.
SUPPLEMENTAL RETIREMENT PLAN
ARTICLE I—PURPOSE
     The purpose of this Supplemental Retirement Plan (hereinafter referred to as the “Plan”) is to provide supplemental retirement benefits for a select group of management or highly compensated employees of Pier 1 imports, Inc. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing such individuals with these benefits. This Plan was originally effective as of September 28, 1995 and was restated effective as of December 5, 2002. This restatement of the Plan shall only apply with respect to Participants who are actively employed by the Employer after December 31, 2004. The prior provisions of the Plan as in effect as of December 4, 2002 will continue to apply with respect to Participants who terminated employment with the Employer prior to December 5, 2002 and the prior provisions of the Plan as in effect as of December 31, 2004 will continue to apply with respect to Participants who terminated employment with the Employer after December 4, 2002 and prior to January 1, 2005.
     The purpose of this January 1, 2005 restatement is to cause the Plan to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code. The Plan is to be construed and interpreted in accordance with such purpose.
ARTICLE II—DEFINITIONS
     For the purposes of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:
2.1 Actuarial Equivalent
     “Actuarial Equivalent” means equivalence in value between two (2) or more forms and/or times of payment based on the mortality table prescribed by the Secretary of the Treasury or his delegate in accordance with Internal Revenue Code Section 412(l)(7)(C)(ii), and an interest rate equal to the twenty-four (24) month rolling average of the Pension Benefit Guaranty Corporation interest rate for immediate annuities, as published in Appendix B to Part 2619 of Title 29 of the Code of Federal Regulations, or any successor or replacement rate (the “PBGC rate”), using the current rate as of the beginning of the month in which the calculation is made and the twenty-three (23) previous months.
2.2 Beneficiary
     “Beneficiary” means the person, persons or entity entitled under Article V to receive Plan benefits after a Participant’s death.
2.3 Board
     “Board” means the Board of Directors of Pier 1 Imports, Inc.
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2.4 Cause
     “Cause” means that the Participant:
     (a) Misappropriated, has stolen or embezzled funds of the Employer; or
     (b) Committed an act of deceit, fraud, or willful misconduct or otherwise acted in bad faith, adverse to the best interests of the Employer.
2.5 Change of Control of the Employer
     “Change of Control of the Employer” shall be deemed to have occurred if:
     (a) Any “person” as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Act”) becomes the “beneficial owner” (as defined in Rules 13(d)3 and 13(d)5 under the Act) of securities of Pier 1, representing thirty-five percent (35%) or more of the voting power of the outstanding securities of Pier 1 having the right under ordinary circumstances to vote at an election of the Board of Directors of Pier 1; or
     (b) There shall occur a change in the composition of a majority of the Board of Directors within a two (2) year period which change shall not have been affirmatively approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period; or
     (c) At any meeting of the stockholders of Employer called for the purpose of electing directors, a majority of persons nominated by the Board of Directors for election as directors shall fail to be elected; and
     the transaction or event described in (a), (b) or (c) above, whichever may have occurred, also constitutes a “change in the ownership or effective control” of the Employer within the meaning of Section 409A(a)(2)(v) of the Code.
2.6 Code
     “Code” means the Internal Revenue Code of 1986, as amended.
2.7 Committee
     “Committee” means the Compensation Committee of Pier 1 or any other Committee chosen by the Board.
2.8 Compensation
     “Compensation” for a calendar year means the sum of (i) the rate at which salary is being paid to a Participant as of the last day of that calendar year, (ii) any bonuses actually paid to a Participant during that calendar year excluding bonuses that were first payable during and deferred from a previous calendar year and (iii) any bonuses that were payable to a Participant during that calendar year which were deferred for payment to a subsequent year.
2.9 Early Retirement Date
     “Early Retirement Date” means the first day of the month coincidental with or next following the date on which a Participant has a Separation from Service, if the date of such Separation from Service
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occurs on or after such Participant’s attainment of age fifty-five (55) and completion of ten (10) Years of Plan Participation.
2.10 Employer
     “Employer” means any of Pier 1, its subsidiaries, including a trust directly or indirectly owned by Pier 1, and each of their respective successors.
2.11 Good Reason
     “Good Reason” means, without the written consent of the Participant:
     (a) A reduction in the Participant’s base salary or a reduction in the Participant’s benefits received from the Employer (other than in connection with an across-the-board reduction in salaries and/or benefits for similarly situated employees of the Employer or pursuant to the Employer’s standard retirement policy), in each case as in effect immediately prior to a Change of Control; or
     (b) The relocation of the Participant’s full-time office to a location greater than fifty (50) miles from the Employer’s current corporate office; or
     (c) A reduction in the Participant’s corporate title as in effect immediately prior to a Change of Control; or
     (d) The failure by the Employer to obtain the assumption of this Plan by any successor as contemplated in this Plan.
2.12 Highest Average Compensation
     “Highest Average Compensation” means the sum of the Participant’s Compensation for his highest paid three (3) full calendar years of employment with Employer prior to termination of employment (whether or not such years are consecutive) divided by three (3); provided, however, that if the Participant has been employed for less than three (3) full calendar years, the “Highest Average Compensation” shall be determined by using the sum of the Participant’s Compensation for his number of completed months of employment divided by the number of his actual completed months of employment multiplied by twelve (12).
2.13 Normal Retirement Date
     “Normal Retirement Date” means the first day of the month coincidental with or next following the date on which a Participant has a Separation from Service, if the date of such Separation from Service occurs on or after such Participant’s attainment of age sixty-five (65).
2.14 Participant
     “Participant” means any individual who is participating or has participated in this Plan pursuant to Article III.
2.15 Pier 1
     “Pier 1” means Pier 1 Imports, Inc., a Delaware corporation and its successors.
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2.16 Retirement
     “Retirement” means the Participant’s Normal Retirement Date or Early Retirement Date other than by reason of death or Total and Permanent Disability. Retirement shall also mean the date as of which a Participant has a Separation from Service within twenty-four (24) months (or, if less, any time of termination restriction imposed for purposes of Section 409A(a)(2)(A)(v) of the Code) of a Change of Control of the Employer unless such separation is:
     (a) By the Employer for Cause; or
     (b) Because of Total and Permanent Disability; or
     (c) Because of the Participant’s death; or
     (d) By the Participant other than:
     For Good Reason; or
     Upon the Participant’s voluntary separation from employment after his/her Normal Retirement Date or Early Retirement Date.
2.17 Separation from Service
     “Separation from Service” of a Participant means a termination of the Participant’s employment with the Employer provided that it constitutes a “separation from service” under Proposed Treasury Regulation § 1.409A-1(h) (or the successor final regulation thereto). In the event that a Participant is not deemed to have incurred a termination of employment with the Employer by virtue of a military leave, sick leave or other bona fide leave of absence under Proposed Treasury Regulation § 1.409A-1(h) (or the successor final regulation thereto), the Participant will be deemed to have experienced a separation from service at the time and to the extent required under Proposed Treasury Regulation § 1.409A-1(h) (or the successor final regulation thereto).
2.18 Supplemental Retirement Benefit
     “Supplemental Retirement Benefit” means the benefit determined under Article IV of this Plan.
2.19 Target Amount
     “Target Amount” means sixty percent (60%) of Highest Average Compensation multiplied by a fraction, the numerator of which is the Participant’s actual Years of Credited Service, not to exceed twenty (20), and the denominator of which is twenty (20).
2.20 Termination
     “Termination” means a Participant’s Separation from Service for any reason other than Retirement, death or Total and Permanent Disability.
2.21 Total and Permanent Disability
     “Total and Permanent Disability” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be
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expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. The Committee’s decision as to total and permanent disability will be based upon medical reports and/or other evidence satisfactory to the Committee.
2.22 Years of Credited Service
     “Years of Credited Service” means the years of credited vesting service with the Employer, determined in accordance with the provisions of the Pier 1 Associates’ 401 (k) Plan, or any successor tax-qualified retirement plan.
2.23 Years of Plan Participation
     “Years of Plan Participation” means the total number of full years in which a Participant has participated in the Plan.
ARTICLE III—PARTICIPATION AND VESTING
3.1 Participation
     Participation in this Plan shall be limited to those employees of the Employer nominated by the Chief Executive Officer of Pier 1 and approved by the Committee and by the Board, and who elect to participate in this Plan by executing a Participation Agreement in the form designated by the Committee.
3.2 Supplemental Retirement Benefit Vesting
     (a) Vesting Percentage. Each Participant shall become vested in a Supplemental Retirement Benefit based upon Years of Plan Participation under the following schedule:

Years of Plan	Vesting
Participation	Percentage
Less than 1	0%
1 but less than 2	10
2 but less than 3	20
3 but less than 4	30
4 but less than 5	40
5 but less than 6	50
6 but less than 7	60
7 but lass than 8	70
8 but less than 9	80
9 but less than 10	90
l0 or more	100
     (b) Conditions for Immediate Vesting. Regardless of a Participant’s actual Years of Plan Participation, a Participant shall be one hundred percent (100%) vested in a Supplemental
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Retirement Benefit upon Retirement, Retirement based on a Change of Control of the Employer, Separation from Service due to Total and Permanent Disability, or death.
ARTICLE IV —SUPPLEMENTAL RETIREMENT BENEFITS
4.1 Benefit
     Upon incurring a Separation from Service, a Participant shall receive a Supplemental Retirement Benefit from this Plan which, along with the Participant’s benefits from primary Social Security, shall equal approximately sixty percent (60%) of the Participant’s Highest Average Compensation. The computation of said Supplemental Retirement Benefit shall be made in accordance with the provisions of Articles IV and V, as applicable, but in no event shall the amount of the Supplemental Retirement Benefit paid annually to any Participant exceed five hundred thousand dollars ($500,000.00). Notwithstanding the above, a Participant who is terminated for Cause shall forfeit any right to receive benefits under the Plan.
4.2 Normal Retirement Benefit
     Upon a Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit from this Plan equal to one-twelfth (1/12th) of the following annual amounts:
     (a) The Target Amount; less
     (b) The Participant’s primary Social Security benefit payable at Retirement.
4.3 Early Retirement Benefit
     Upon an Early Retirement Date but before his Normal Retirement Date, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 4.2 above except:
     (a) The Target Amount shall be reduced by five-twelfths percent (5/12%) for each full calendar month by which the Participant’s Early Retirement Date precedes the Participant’s attainment of age sixty-five (65); and
     (b) The offset required by Subsection 4.2(b) shall be determined using the Social Security Act in effect at Early Retirement Date and assuming zero (0) future earnings from the Participant’s Early Retirement Date to the Participant’s attainment of age sixty-five (65).
4.4 Change of Control Benefit
     If a Participant has a Retirement event as a result of a Change of Control of the Employer, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 4.2 above except the offset required by Subsection 4.2(b) shall be determined using the Social Security Act in effect at the date of Retirement due to a Change of Control and assuming zero (0) future earnings from the Participant’s Retirement date to the Participant’s attainment of age sixty-five (65).
4.5 Disability Retirement Benefit
     If a Participant has a Separation from Service due to Total and Permanent Disability, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 4.2 or 4.3, as applicable, except that Years of Credited Service shall continue to accrue from the separation date to the Normal Retirement Date, or Early Retirement Date, as the case may be.
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4.6 Termination Benefit
     If a Participant has a Separation from Service prior to Retirement, death or Total and Permanent Disability, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 4.2 above except:
     (a) The offset required by Subsection 4.2(b) shall be determined using the Social Security Act in effect at Termination and assuming level earnings to the Participant’s attainment of age sixty-five (65); and
     (b) The benefit shall be multiplied by the vesting percentage provided in Section 3.2 above.
4.7 Form of Benefit Payment
     The Supplemental Retirement Benefit determined under Article IV shall be paid in the basic form provided below unless the Participant elects an alternative form in the form of payment designation. Any alternative form shall be the Actuarial Equivalent of the basic form of benefit payment. The basic and alternative forms of payments are as follows:
     (a) Basic Form of Benefit Payment. A monthly single life annuity for the Participant’s life.
     (b) Alternative Forms of Benefit Payment.
     (i) A monthly joint and survivor annuity with payment continued to the survivor at one hundred percent (100%); or
     (ii) A monthly joint and survivor annuity with payment continued to the survivor at fifty percent (50%) of the amount paid to the Participant.
     A Participant desiring payment of his Plan benefit in a form other than the basic form of payment described in (a) above must elect the alternative form of payment he desires prior to the commencement of the benefit payment. Such election shall be in writing. Notwithstanding the above, whenever the lump sum equivalent of the benefit is $25,000 or less, the benefit shall be paid in a lump sum.
4.8 Commencement of Payments
     Benefits payable to a Participant under Sections 4.2, 4.3, 4.4 and 4.5 shall commence as soon as practicable but not later than sixty (60) days after the date of the Participant’s Separation from Service. Benefits payable to a Participant under Section 4.6 as a result of Termination shall commence on the first day of the month coincidental with or next following the date on which the Participant attains age sixty-five (65). All payments shall be made as of the first day of the month.
     Notwithstanding this Section 4.8, in the case of any Participant who is a “key employee” as such term is defined in Section 416(i) of the Code without regard to paragraph (5) thereof, and with respect to any portion of such Participant’s Plan benefit which would constitute compensation which is deferred after December 31, 2004 for purposes of Section 409A of the Code, no distribution may be made of any such portion from the Plan to such Participant as a result of his Separation from Service before the date which is six (6) months after the date of such Separation from Service (or, if earlier, the date of death of the Participant following such Separation from Service) unless such Separation from Service was by
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reason of any of the events described in Sections 409A(a)(2)(A)(ii), (iii), (iv), (v) or (vi) of the Code. In the event of any such payment deferral the periodic payment amount shall be determined as if its payments commenced as originally provided under the Plan and the first payment to the Participant shall include an amount equal to the sum of the periodic payments which would have been paid to such Participant but for the payment deferral mandated pursuant to Section 409A(a)(2)(B)(i) of the Code.
4.9 Withholding; Payroll Taxes
     To the extent required by the law in effect at the time payments are made, the Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s wages by the federal, state or local government.
4.10 Payment to Guardian
     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and Employer from all liability with respect to such benefit.
4.11 Major Medical and Hospitalization Insurance Coverage
     If a Participant has a Separation from Service due to Retirement or Total and Permanent Disability, such Participant (for himself and his dependents) shall have the right to medical benefit coverage to be provided by the Employer until the death of the Participant provided; however, that if the Participant is survived by a spouse, such spouse shall have the right to continued medical coverage for a period of thirty-six (36) months from the Employer on the same basis as the Participant would have had if he had survived. Such coverage shall be comparable to the Employer-provided major medical and hospitalization insurance coverage, if any, made available generally to the Employer’s active employees and their dependents. Such coverage will only be provided if the Participant pays, or reimburses the Employer for, a portion of the total premium for such major medical coverage equal to the amount such Participant would have been required to pay, or reimburse the Employer, had he been covered as an active employee of the Employer. Premium payments or reimbursements required to be paid by a Participant pursuant to this Section 4.11 shall be made by the Participant at such times and in such form as the Employer shall establish pursuant to reasonable payment methods.
     Upon Termination of a Participant, such Participant (for the Participant and the Participant’s dependents) shall have the right to participate, during the fifteen (15) years immediately after the date such Participant attains age sixty-five (65), in the Employer provided major medical coverage, if any, made available generally to the Employer’s active employees and their dependents; provided, however, that such Participant pays, or reimburses the Employer for, the total premium (i.e., Employer and employee portions) for such major medical coverage at such times as the Employer’s active employees pay their respective contributions for such major medical coverage.
     Notwithstanding the foregoing but to the extent and only to the extent required by Section 409A(a)(2)(B)(i) of the Code, in the case of any Participant who is a “key employee” as such term is defined in Section 416(i) of the Code without regard to paragraph (5) thereof, medical benefit coverage and/or medical benefit payments may not be provided and/or paid to such Participant as a result of his Separation from Service before the date which is six (6) months after the date of such Separation from Service (or, if earlier, the date of death of the Participant following such Separation from Service) unless
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such Separation from Service was by reason of any of the events described in Sections 409A(a)(2)(A)(ii), (iii), (iv), (v) or (vi) of the Code. Should the restriction described in this Paragraph be required to be imposed and become applicable with respect to a Participant, upon the lapse of the six (6) month deferral restriction, medical coverage and/or medical benefit payments shall be made retroactively available to such Participant (for the Participant and the Participant’s dependents) to the date that they otherwise would have been available under this Section 4.11 and on the basis as contemplated by this Section 4.11.
ARTICLE V—SURVIVOR BENEFITS
5.1 Death Prior to Commencement of Benefits
     (a) Death at or After Age 55. If a Participant dies after becoming eligible for Retirement at an Early Retirement Date but prior to Retirement, Employer shall pay a survivor benefit to the Participant’s Beneficiary equal to the Retirement benefit that would have been provided had the Participant retired on the day before the Participant’s death with a fifty percent (50%) joint and survivor annuity form.
     (b) Death Prior to Age 55. If a Participant dies prior to the Early Retirement Date, Employer shall pay a survivor benefit to the Participant’s Beneficiary equal to the Termination benefit that would have been provided had the Participant elected a fifty percent (50%) joint and survivor annuity form.
     (c) Time of Payment. Any benefits payable to a Beneficiary under this section shall commence as soon as practicable after the appropriate application for benefits has been made but not later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Employer. All payments shall be made as of the first day of the month.
5.2 Death After Commencement of Benefits
     If a Participant dies after benefit payments have commenced under Article IV, a survivor benefit shall be paid to the Participant’s Beneficiary only if, and to the extent, provided for by the form of payment under which the Participant was receiving a Supplemental Retirement Benefit, pursuant to Section 4.7.
5.3 Suicide; Misrepresentation
     No benefit shall be paid to a surviving spouse if the Participant’s death occurs as a result of suicide during the twelve (12) calendar months beginning with the calendar month following commencement of participation in this Plan. The Committee may deny payment if death occurs within twelve (12) months beginning with the calendar month following commencement of participation in this Plan or if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Employer.
5.4 Effect of Payment
     Payment to the surviving spouse shall completely discharge Employer’s obligations under this Plan.
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ARTICLE VI—BENEFICIARY DESIGNATION
6.1 Death of Participant
     Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary and contingent) to whom payment under this Plan shall be paid in the event of death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime. If a Participant’s Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.
6.2 Amendments
     Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.
6.3 No Beneficiary Designation
     If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant predeceases the Participant, the Committee, in its discretion, shall direct the Employer to distribute such Participant’s benefits (or the balance thereof) as follows:
     (a) To the Participant’s surviving spouse, if any; or
     (b) If the Participant shall have no surviving spouse, then to the Participants children in equal shares, by right of representation; or
     (c) If the Participant shall have no surviving spouse or children, then to the Participants estate.
6.4 Effect of Payment
     Payment to the Beneficiary shall completely discharge Employer’s obligations under this Plan.
6.5 Death of Beneficiary
     Following commencement of payment of Plan benefits, if the Beneficiary designated by a deceased Participant dies before receiving complete distribution of the benefits, the Committee shall direct the Employer to distribute the balance of such benefits:
     (a) As designated by the Beneficiary in accordance with the provisions in Section 6.1 above; or
     (b) If the Beneficiary shall not have made such designation, then to the Beneficiary’s estate.
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ARTICLE VII—ADMINISTRATION
7.1 Committee; Duties
     This Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan.
7.2 Agents
     The Committee may appoint an individual to be the Committee’s agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.
7.3 Binding Effect of Decisions
     The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.
7.4 Indemnity of Committee
     The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Committee.
ARTICLE VIII—CLAIMS PROCEDURE
8.1 Claim
     Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.
8.2 Denial of Claim
     If the claim or request is denied, the written notice of denial shall be made within ninety (90) days of the date of receipt of such claim or request by the Committee and shall state:
     (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.
     (b) A description of any additional material or information required and an explanation of why it is necessary.
     (c) An explanation of the Plan’s claims review procedure.
8.3 Review of Claim
     Any person whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of
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receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.
8.4 Final Decision
     The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time shall be one hundred twenty (120) days after the Committee’s receipt of a request for review. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.
ARTICLE IX—TERMINATION, SUSPENSION OR AMENDMENT
9.1 Amendment or Termination
     The Board may, in its sole discretion, amend or terminate this Plan at any time, in whole or in part; provided, however, that no such amendment or termination shall adversely affect the benefits of Participants which have vested in accordance with Section 3.2 above prior to such action, the benefits of any Participant who has had a Separation from Service, or the benefits of any Beneficiary of a Participant who has died; provided further, however, that the amendment or termination of this Plan shall not alter in any manner the timing or form of benefit payments under this Plan.
9.2 Successor Employer
     The provisions of this Plan shall be binding upon and inure to the benefit of any successor or assign of the Employer. If a successor Employer amends or terminates this Plan, no such amendment or termination shall adversely affect the benefits of Participants which have vested in accordance with Section 3.2 above prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died.
ARTICLE X—MISCELLANEOUS
10.1 Unsecured General Creditor
     Benefits to be provided under this Plan are unfunded obligations of the Employer. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured interest or claim in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer (“Policies”). Except as provided in Section 10.2, such Policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or be considered in any way as collateral security for the fulfilling of the obligations of Employer under this Plan.
10.2 Trust Fund
     Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable,
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its assets shall be held for payment of all Employer’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer. In no event shall any provision of this Plan be interpreted to provide or of any trust established pursuant to this Section 10.2 provide or be interpreted to provide that any assets of the Employer (whether placed in trust or not) will become restricted to the provision of benefits under the Plan in connection with a change in the Employer’s financial health and in no event will any assets of the Employer, in fact, be so restricted.
10.3 Nonassignability
     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
10.4 Not a Contract of Employment
     The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge him at any time.
10.5 Participant’s Cooperation
     A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations and such other action as may be requested by Employer.
10.6 Domestic Relations Orders
     All or any portion of a Participant’s Plan benefit will be paid to an individual other than such Participant pursuant to and in accordance with the provisions of a domestic relations order but only if such domestic relations order satisfies all of the requirements to be a “qualified domestic relations order” within the meaning of Section 414(p) of the Code and only if the timing of payment or payments under the order comply with the distribution timing requirements of Section 409A of the Code.
10.7 Captions
     The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
10.8 Governing Law
     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware.
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RESTATED JANUARY 1, 2005

10.9 Validity
     In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.
10.10 Successors
     The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.
10.11 Notice
     Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the President of the Employer, or the Employer’s Statutory Agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of three (3) days following the date shown on the postmark or on the receipt for registration or certification.
PIER 1 IMPORTS, INC.

Date: October 9, 2006	By:	/s/ Gregory S. Humenesky
Gregory S. Humenesky
Executive Vice President, Human Resources

PAGE 14 SUPPLEMENTAL RETIREMENT PLAN
RESTATED JANUARY 1, 2005